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                                                                    EXHIBIT 99.5

                                VOTING AGREEMENT

         VOTING AGREEMENT ("Agreement") dated as of November 24, 1998 between Ocean Energy, Inc., a Delaware corporation ("OEI"), and The Prudential Insurance Company of America (the "Stockholder").

                              W I T N E S S E T H:

         WHEREAS, the Stockholder owns an aggregate of 5,554,161 shares (the "Shares") of Common Stock, par value $.10 per share ("Seagull Common Stock"), of Seagull Corporation, a Texas corporation (the "Seagull").

         WHEREAS, the Shares are managed by Prudential Capital Group, an investment unit of the Stockholder (together with representatives, employees and agents of the Stockholder assigned thereto, the "Manager").

         WHEREAS, OEI is prepared to enter into an Agreement and Plan of Merger to be dated as of the date hereof with Seagull (as amended from time to time, the "Merger Agreement") providing for the merger of OEI with and into Seagull (the "Merger");

         WHEREAS, in order to encourage OEI to enter into the Merger Agreement with Seagull, the Stockholder is willing to enter into certain arrangements with respect to the Shares;

         NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Stockholder's Support of the Merger. Except for any agreement that shall expire at an earlier date as expressly set forth below, from the date hereof until the earliest to occur of (i) the termination of the Merger Agreement, (ii) August 30, 1999 and (iii) the consummation of the Merger:

                  (a) The Stockholder owns the Shares and, on or before April 14, 1998, will not, directly or indirectly, (i) sell, transfer, pledge or otherwise dispose of any Shares to any person other than OEI or its designee unless such person shall have agreed in writing to be bound by the terms of this Agreement, or (ii) grant a proxy with respect to any Shares to any person other than OEI or its designee, or grant an option with respect to any of the foregoing, or enter into any other agreement or arrangement with respect to any of the foregoing.

                  (b) The Manager will not initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any


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         merger, consolidation, share exchange, business combination or similar transaction involving Seagull or any of its subsidiaries or the acquisition in any manner, directly or indirectly, of a material equity interest in any voting securities of, or a substantial portion of the assets of, Seagull or any of its Subsidiaries, other than the transactions contemplated by this Agreement or the Merger Agreement (a "Competing Transaction"), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to, or endorse, any Competing Transaction, or authorize or permit any of its officers, directors or employees of the Stockholder assigned to the Manager or any investment banker, financial advisor, attorney, accountant or other representative retained by the Stockholder pursuant to any request by or suggestion of the Manager to take any such action. The Manager shall promptly notify OEI of all relevant terms of any such inquiries or proposals received by the Manager or by any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, the Manager shall deliver or cause to be delivered to OEI a copy of such inquiry or proposal. For purposes of clarification, the foregoing shall not be deemed to restrict (i) the ability of the Stockholder and its Affiliates to engage in their investment operations (including trading and arbitrage), including those conducted by or through the Manager or (ii) Prudential Securities, Inc. or any division, unit, or direct or indirect subsidiary thereof in any manner.

                  (c) The Stockholder agrees that it will vote all Shares (i) in favor of approval of the Merger Agreement and the Merger and the election of directors contemplated by the Merger Agreement and (ii) subject to the provisions of paragraph (d) below, against any combination proposal or other matter that may interfere or be inconsistent with the Merger (including without limitation a Competing Transaction).

                  (d) The Stockholder agrees that, if requested by OEI, the Manager will not attend and the Stockholder will not vote the Shares at any annual or special meeting of stockholders at which a Competing Transaction is being considered, or execute any written consent of stockholders relating directly or indirectly to a Competing Transaction, during such period.

                  (e) The Stockholder acknowledges that the terms of this Agreement will be required to be described, and this Agreement will be required to be filed, in certain securities law filings relating to the Merger. OEI agrees to provide the Stockholder with a reasonable opportunity to review any such description of the terms of this Agreement in any such filings.

                  (f) To the extent inconsistent with the provisions of this
         Section 1, the Stockholder hereby revokes any and all proxies with respect to the Shares.

         Notwithstanding anything to the contrary set forth herein, this Agreement shall not restrict any representative, employee or agent of the Stockholder from acting in accordance with such person's fiduciary duties as an officer or director of Seagull.


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         2.       Miscellaneous

                  (a) The Stockholder, on the one hand, and OEI, on the other, acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other stockholder to which they may be entitled at law or equity.

                  (b) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  (c) All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid:

                  If to OEI:

                           Ocean Energy, Inc.
                           1201 Louisiana, Suite 1400
                           Houston, Texas  77002
                           Attention: Robert K. Reeves
                           Facsimile No.:  (713) 420-1182

                           With copies to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           1700 Pacific Avenue, Suite 4100
                           Dallas, Texas 75201-4675
                           Attention: Michael E. Dillard, P.C.
                           Facsimile No.:  (214) 969-4343

                           Seagull Energy Corporation
                           1001 Fannin, Suite 1700
                           Houston, Texas  77002
                           Attention: General Counsel
                           Facsimile No.:  (713) 210-2194

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                           Vinson & Elkins L.L.P.
                           2300 First City Tower
                           1001 Fannin
                           Houston, Texas  77002-6760
                           Attention:  J. Mark Metts
                           Facsimile No.:  (713) 615-5605

                  If to the Stockholder:

                           The Prudential Insurance Company of America
                           c/o Prudential Capital Group
                           2200 Ross Avenue, Suite 4200E
                           Dallas, Texas 75201
                           Attention:  Managing Director
                           Facsimile No.:  (214) 720-6298

         or to such other address or telecopy number as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telecopy shall be deemed delivered on the day the sender receives telecopy confirmation that such notice was received at the telecopy number of the addressee. Notice given by mail as set out above shall be deemed delivered three days after the date the same is postmarked.

                  (d) From and after the termination of this Agreement, the covenants of the parties set forth herein shall be of no further force or effect and the parties shall be under no further obligation with respect thereto.

                  (e) Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                           (i) Affiliate. "Affiliate" shall have the meaning
                  ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                           (ii) Merger. "Merger" shall mean the transaction
                  referred to in the recitals of this Agreement, or any amendment to or modification that does not adversely affect the economic value of the Merger to the Stockholder pursuant to the transaction set forth in the Merger Agreement, including without limitation any increase in the Common Stock Exchange Ratio (as defined in the Merger Agreement).

                           (iii) Person. A "person" shall mean any individual,
                  firm, corporation, partnership, trust, limited liability company or other entity.


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                  (f) Due Authorization; No Conflicts. The Stockholder hereby represents and warrants to OEI as follows: the Stockholder has full power and authority to enter into this Agreement. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated herein will (a) conflict with or result in a breach, default or violation of (i) any of the terms, provisions or conditions of the certificate of incorporation or bylaws of the Stockholder or
         (ii) any agreement, proxy, document, instrument, judgment, decree, order, governmental permit, certificate, license, law, statute, rule or regulation to which the Stockholder is a party or to which it is subject, (b) result in the creation of any lien, charge or other encumbrance on any of the Shares or (c) require the Stockholder to obtain the consent of any private nongovernmental third party. No consent, action, approval or authorization of, or registration, declaration or filing with, any governmental department, commission, agency or other instrumentality or any other person or entity is required to authorize, or is otherwise required in connection with, the execution and delivery of this Agreement or the Stockholder's performance of the terms of this Agreement or the validity or enforceability of this Agreement.

                  (g) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns, but, except as contemplated pursuant to paragraph 1(a), shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

                  (h) Waiver. No party may waive any of the terms or conditions of this Agreement except by a duly signed writing referring to the specific provision to be waived.

                  (i) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

                  (j) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other and prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates.

                  (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the Stockholder and OEI have each caused this
Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.

                             OCEAN ENERGY, INC.


                             By:   /s/ JAMES C. FLORES
                                -------------------------------------
                               Name:   James C. Flores
                               Title:  President and Chief Executive Officer


                             THE PRUDENTIAL INSURANCE
                               COMPANY OF AMERICA


                             By:   /s/ R. A. WALKER
                                -------------------------------------
                                       R. A. Walker
                                       Vice President








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